424(b)(3)
                                                                      333-155350

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the following changes described below.

1.  CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -----------------------------------
    AXA Premier VIP Trust
    -----------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -----------------------------------
    MULTIMANAGER CORE BOND
    -----------------------------------
    MULTIMANAGER HEALTH CARE
    -----------------------------------
    MULTIMANAGER HIGH YIELD
    -----------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -----------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -----------------------------------
    MULTIMANAGER MID CAP GROWTH
    -----------------------------------
    MULTIMANAGER MID CAP VALUE
    -----------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -----------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -----------------------------------
    MULTIMANAGER TECHNOLOGY
    -----------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


IM-08-36 (1/09)                   7.0/7.5/CORE          Catalog No.142030 (1/09)
'07/'07.5 Series NB/IF (AR)                                              x02374

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2.  FEE TABLE

    The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted in from the Prospectus.


    ----------------------------------------------------------------------------
                                      Management      12b-1     Other
    Portfolio Name                       Fees         Fees    Expenses
    ----------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------------


    ----------------------------------------------------------------------------------------------------
                                        Acquired                                     Net Total
                                       Fund Fees     Total Annual    Fee Waivers      Annual
                                          and          Expenses        and/or        Expenses
                                        Expenses       (Before         Expense        (After
                                      (Underlying      Expense       Reimburse-      Expense
    Portfolio Name                     Portfolios)    Limitations)       ments      Limitations)
    ----------------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ----------------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ----------------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)


    ----------------------------------------------------------------------------------------------------------------
                                                                              If you annuitize at the end of the
                                                                             applicable time period and select a
                                                                              non-life contingent period certain
                                      If you surrender your contract at the   annuity option with less than five
                                        end of the applicable time period                   years
    ----------------------------------------------------------------------------------------------------------------
                                          1         3         5        10        1       3         5        10
    Portfolio Name                      year     years     years     years    year    years     years     years
    ----------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           $1,170    $2,045    $2,972    $5,288    N/A    $2,045    $2,972    $5,288
    AXA Conservative Allocation         $1,150    $1,987    $2,877    $5,115    N/A    $1,987    $2,877    $5,115
    AXA Conservative-Plus Allocation    $1,155    $2,002    $2,902    $5,161    N/A    $2,002    $2,902    $5,161
    AXA Moderate Allocation             $1,159    $2,014    $2,922    $5,197    N/A    $2,014    $2,922    $5,197
    ----------------------------------------------------------------------------------------------------------------


    ------------------------------------------------------------------------
                                  If you do not surrender your contract at the
                                         end of the applicable time period
    ------------------------------------------------------------------------
                                         1       3         5         10
    Portfolio Name                     year    years     years     years
    ------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ------------------------------------------------------------------------
    AXA Aggressive Allocation           $470   $1,445    $2,472    $5,288
    AXA Conservative Allocation         $450   $1,387    $2,377    $5,115
    AXA Conservative-Plus Allocation    $455   $1,402    $2,402    $5,161
    AXA Moderate Allocation             $459   $1,414    $2,422    $5,197
    ------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------
                                                                              If you annuitize at the end of the
                                                                             applicable time period and select a
                                                                              non-life contingent period certain
                                      If you surrender your contract at the   annuity option with less than five
                                        end of the applicable time period                   years
    ----------------------------------------------------------------------------------------------------------------
                                          1         3         5        10        1       3         5        10
    Portfolio Name                      year     years     years     years    year    years     years     years
    ----------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------------------------------------------
    AXA Moderate-Plus Allocation          $1,163    $2,027    $2,942    $5,234    N/A    $2,027    $2,942    $5,234
    Multimanager Aggressive Equity        $1,124    $1,910    $2,753    $4,884    N/A    $1,910    $2,753    $4,884
    Multimanager Core Bond                $1,119    $1,897    $2,732    $4,845    N/A    $1,897    $2,732    $4,845
    Multimanager Health Care              $1,167    $2,039    $2,962    $5,270    N/A    $2,039    $2,962    $5,270
    Multimanager High Yield               $1,119    $1,898    $2,733    $4,847    N/A    $1,898    $2,733    $4,847
    Multimanager International Equity     $1,153    $1,996    $2,892    $5,143    N/A    $1,996    $2,892    $5,143
    Multimanager Large Cap Core Equity    $1,139    $1,956    $2,827    $5,023    N/A    $1,956    $2,827    $5,023
    Multimanager Large Cap Growth         $1,149    $1,984    $2,872    $5,106    N/A    $1,984    $2,872    $5,106
    Multimanager Large Cap Value          $1,141    $1,963    $2,838    $5,043    N/A    $1,963    $2,838    $5,043
    Multimanager Mid Cap Growth           $1,150    $1,987    $2,877    $5,115    N/A    $1,987    $2,877    $5,115
    Multimanager Mid Cap Value            $1,149    $1,984    $2,872    $5,106    N/A    $1,984    $2,872    $5,106
    Multimanager Small Cap Growth         $1,159    $2,014    $2,922    $5,197    N/A    $2,014    $2,922    $5,197
    Multimanager Small Cap Value          $1,154    $1,999    $2,897    $5,152    N/A    $1,999    $2,897    $5,152
    Multimanager Technology               $1,168    $2,042    $2,967    $5,279    N/A    $2,042    $2,967    $5,279
    ----------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ----------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    $1,093    $1,820    $2,604    $4,605    N/A    $1,820    $2,604    $4,605
    EQ/Intermediate Government Bond
      Index                               $1,095    $1,827    $2,617    $4,629    N/A    $1,827    $2,617    $4,629
    ----------------------------------------------------------------------------------------------------------------


    ------------------------------------------------------------------------
                                  If you do not surrender your contract at the
                                         end of the applicable time period
    ------------------------------------------------------------------------
                                         1       3         5         10
    Portfolio Name                     year    years     years     years
    ------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ------------------------------------------------------------------------
    AXA Moderate-Plus Allocation          $463   $1,427    $2,442    $5,234
    Multimanager Aggressive Equity        $424   $1,310    $2,253    $4,884
    Multimanager Core Bond                $419   $1,297    $2,232    $4,845
    Multimanager Health Care              $467   $1,439    $2,462    $5,270
    Multimanager High Yield               $419   $1,298    $2,233    $4,847
    Multimanager International Equity     $453   $1,396    $2,392    $5,143
    Multimanager Large Cap Core Equity    $439   $1,356    $2,327    $5,023
    Multimanager Large Cap Growth         $449   $1,384    $2,372    $5,106
    Multimanager Large Cap Value          $441   $1,363    $2,338    $5,043
    Multimanager Mid Cap Growth           $450   $1,387    $2,377    $5,115
    Multimanager Mid Cap Value            $449   $1,384    $2,372    $5,106
    Multimanager Small Cap Growth         $459   $1,414    $2,422    $5,197
    Multimanager Small Cap Value          $454   $1,399    $2,397    $5,152
    Multimanager Technology               $468   $1,442    $2,467    $5,279
    ------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ------------------------------------------------------------------------
    EQ/Core Bond Index                    $393   $1,220    $2,104    $4,605
    EQ/Intermediate Government Bond
      Index                               $395   $1,227    $2,117    $4,629
    ------------------------------------------------------------------------




Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                            Avenue of the Americas,
                              New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the following changes described below.

1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                      New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate            EQ/Intermediate Government
     Government Securities                        Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                        EQ/Core Bond Index
   -----------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

C. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-37 (1/09)                 7.0/7.5/ELITE           Catalog No.142031 (1/09)
'07/'07.5 Series NB/IF (AR)                                               x02375

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

  ----------------------------------------------------------------------------------------------------------------------------------
                                                                          Acquired                                     Net Total
                                                                         Fund Fees     Total Annual     Fee Waivers      Annual
                                                                            and          Expenses         and/or        Expenses
                                                                          Expenses        (Before         Expense        (After
                                      Management    12b-1     Other     (Underlying       Expense       Reimburse-      Expense
  Portfolio Name                         Fees        Fees    Expenses    Portfolios)    Limitations)       ments      Limitations)
  ----------------------------------------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust:
  ----------------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation              0.10%       0.25%     0.17%        0.92%          1.44%         (0.19)%          1.25%
  AXA Conservative Allocation            0.10%       0.25%     0.21%        0.69%          1.25%         (0.25)%          1.00%
  AXA Conservative-Plus Allocation       0.10%       0.25%     0.19%        0.76%          1.30%         (0.20)%          1.10%
  AXA Moderate Allocation                0.10%       0.25%     0.17%        0.82%          1.34%         (0.19)%          1.15%
  AXA Moderate-Plus Allocation           0.10%       0.25%     0.17%        0.86%          1.38%         (0.18)%          1.20%
  Multimanager Aggressive Equity         0.59%       0.25%     0.16%          --           1.00%            --            1.00%
  Multimanager Core Bond                 0.53%       0.25%     0.18%          --           0.96%          0.00%           0.96%
  Multimanager Health Care               0.95%       0.25%     0.22%          --           1.42%          0.00%           1.42%
  Multimanager High Yield                0.53%       0.25%     0.18%          --           0.96%            --            0.96%
  Multimanager International Equity      0.82%       0.25%     0.21%          --           1.28%          0.00%           1.28%
  Multimanager Large Cap Core Equity     0.69%       0.25%     0.21%          --           1.15%          0.00%           1.15%
  Multimanager Large Cap Growth          0.75%       0.25%     0.24%          --           1.24%          0.00%           1.24%
  Multimanager Large Cap Value           0.72%       0.25%     0.20%          --           1.17%          0.00%           1.17%
  Multimanager Mid Cap Growth            0.80%       0.25%     0.20%          --           1.25%          0.00%           1.25%
  Multimanager Mid Cap Value             0.80%       0.25%     0.19%          --           1.24%          0.00%           1.24%
  Multimanager Small Cap Growth          0.85%       0.25%     0.24%          --           1.34%          0.00%           1.34%
  Multimanager Small Cap Value           0.85%       0.25%     0.19%          --           1.29%          0.00%           1.29%
  Multimanager Technology                0.95%       0.25%     0.22%        0.01%          1.43%          0.00%           1.43%
  ----------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust
  ----------------------------------------------------------------------------------------------------------------------------------
  EQ/Intermediate Government Bond Index  0.35%       0.25%     0.14%          --           0.74%            --            0.74%
  EQ/Core Bond Index                     0.35%       0.25%     0.11%          --           0.71%            --            0.71%
  ----------------------------------------------------------------------------------------------------------------------------------

3. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

  -----------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                    If you surrender your contract at the      annuity option with less than five
                                      end of the applicable time period                      years
  -----------------------------------------------------------------------------------------------------------------
                                      1          3         5         10         1        3         5        10
  Portfolio Name                     year      years     years     years      year     years     years     years
  -----------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -----------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation         $1,306    $2,151    $2,642    $5,594       N/A    $2,151    $2,642    $5,594
  AXA Conservative Allocation       $1,286    $2,093    $2,549    $5,428       N/A    $2,093    $2,549    $5,428
  AXA Conservative-Plus Allocation  $1,291    $2,108    $2,574    $5,472       N/A    $2,108    $2,574    $5,472
  AXA Moderate Allocation           $1,295    $2,120    $2,593    $5,507       N/A    $2,120    $2,593    $5,507

  ------------------------------------------------------------------------
                                         If you do not surrender your
                                          contract at the end of the
                                            applicable time period
  ------------------------------------------------------------------------
                                       1        3         5         10
  Portfolio Name                      year    years     years     years
  ------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ------------------------------------------------------------------------
  AXA Aggressive Allocation           $506   $1,551    $2,642    $5,594
  AXA Conservative Allocation         $486   $1,493    $2,549    $5,428
  AXA Conservative-Plus Allocation    $491   $1,508    $2,574    $5,472
  AXA Moderate Allocation             $495   $1,520    $2,593    $5,507
  ------------------------------------------------------------------------

  ---------------------------------------------------------------------------------------------------------------------
                                                                                   If you annuitize at the end of the
                                                                                  applicable time period and select a
                                                                                   non-life contingent period certain
                                        If you surrender your contract at the      annuity option with less than five
                                          end of the applicable time period                      years
  ---------------------------------------------------------------------------------------------------------------------
                                          1          3         5         10         1        3         5        10
  Portfolio Name                         year      years     years     years      year     years     years     years
  ---------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ---------------------------------------------------------------------------------------------------------------------
  AXA Moderate-Plus Allocation          $1,300    $2,133    $2,613    $5,542       N/A    $2,133    $2,613    $5,542
  Multimanager Aggressive Equity        $1,260    $2,017    $2,427    $5,206       N/A    $2,017    $2,427    $5,206
  Multimanager Core Bond                $1,256    $2,004    $2,406    $5,167       N/A    $2,004    $2,406    $5,167
  Multimanager Health Care              $1,304    $2,145    $2,632    $5,577       N/A    $2,145    $2,632    $5,577
  Multimanager High Yield               $1,256    $2,005    $2,407    $5,169       N/A    $2,005    $2,407    $5,169
  Multimanager International Equity     $1,289    $2,102    $2,564    $5,454       N/A    $2,102    $2,564    $5,454
  Multimanager Large Cap Core Equity    $1,276    $2,062    $2,500    $5,339       N/A    $2,062    $2,500    $5,339
  Multimanager Large Cap Growth         $1,285    $2,090    $2,544    $5,419       N/A    $2,090    $2,544    $5,419
  Multimanager Large Cap Value          $1,278    $2,069    $2,511    $5,359       N/A    $2,069    $2,511    $5,359
  Multimanager Mid Cap Growth           $1,286    $2,093    $2,549    $5,428       N/A    $2,093    $2,549    $5,428
  Multimanager Mid Cap Value            $1,285    $2,090    $2,544    $5,419       N/A    $2,090    $2,544    $5,419
  Multimanager Small Cap Growth         $1,295    $2,120    $2,593    $5,507       N/A    $2,120    $2,593    $5,507
  Multimanager Small Cap Value          $1,290    $2,105    $2,569    $5,463       N/A    $2,105    $2,569    $5,463
  Multimanager Technology               $1,305    $2,148    $2,637    $5,585       N/A    $2,148    $2,637    $5,585
  --------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                    $1,229    $1,927    $2,281    $4,936       N/A    $1,927    $2,281    $4,936
  EQ/Intermediate Government Bond
    Index                               $1,232    $1,935    $2,293    $4,960       N/A    $1,935    $2,293    $4,960

  --------------------------------------------------------------------------
                                           If you do not surrender your
                                            contract at the end of the
                                              applicable time period
  --------------------------------------------------------------------------
                                         1        3         5         10
  Portfolio Name                        year    years     years     years
  --------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  --------------------------------------------------------------------------
  AXA Moderate-Plus Allocation          $500   $1,533    $2,613    $5,542
  Multimanager Aggressive Equity        $460   $1,417    $2,427    $5,206
  Multimanager Core Bond                $456   $1,404    $2,406    $5,167
  Multimanager Health Care              $504   $1,545    $2,632    $5,577
  Multimanager High Yield               $456   $1,405    $2,407    $5,169
  Multimanager International Equity     $489   $1,502    $2,564    $5,454
  Multimanager Large Cap Core Equity    $476   $1,462    $2,500    $5,339
  Multimanager Large Cap Growth         $485   $1,490    $2,544    $5,419
  Multimanager Large Cap Value          $478   $1,469    $2,511    $5,359
  Multimanager Mid Cap Growth           $486   $1,493    $2,549    $5,428
  Multimanager Mid Cap Value            $485   $1,490    $2,544    $5,419
  Multimanager Small Cap Growth         $495   $1,520    $2,593    $5,507
  Multimanager Small Cap Value          $490   $1,505    $2,569    $5,463
  Multimanager Technology               $505   $1,548    $2,637    $5,585
  --------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  --------------------------------------------------------------------------
  EQ/Core Bond Index                    $429   $1,327    $2,281    $4,936
  EQ/Intermediate Government Bond
    Index                               $432   $1,335    $2,293    $4,960
  --------------------------------------------------------------------------



 Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
       Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Select(SM) Prospectus. Please note the following changes described below.

1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                           New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate                 EQ/Intermediate Government
     Government Securities                             Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                             EQ/Core Bond Index
   -----------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

C. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-38 (1/09)                  7.0/7.5/SELECT         Catalog No. 142032(1/09)
'07/'07.5 Series NB/IF (AR)                                               x02376

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

  --------------------------------------------------------------------- ---------------------------------------------------------
                                                                          Acquired                                    Net Total
                                                                         Fund Fees     Total Annual   Fee Waivers       Annual
                                                                            and         Expenses          and/or       Expenses
                                                                          Expenses       (Before         Expense        (After
                                       Management   12b-1      Other    (Underlying      Expense       Reimburse-      Expense
  Portfolio Name                          Fees       Fees    Expenses   Portfolios)    Limitations)       ments      Limitations)
  --------------------------------------------------------------------- ---------------------------------------------------------
  AXA Premier VIP Trust:
  --------------------------------------------------------------------- ---------------------------------------------------------
  AXA Aggressive Allocation              0.10%       0.25%     0.17%       0.92%           1.44%         (0.19)%        1.25%
  AXA Conservative Allocation            0.10%       0.25%     0.21%       0.69%           1.25%         (0.25)%        1.00%
  AXA Conservative-Plus Allocation       0.10%       0.25%     0.19%       0.76%           1.30%         (0.20)%        1.10%
  AXA Moderate Allocation                0.10%       0.25%     0.17%       0.82%           1.34%         (0.19)%        1.15%
  AXA Moderate-Plus Allocation           0.10%       0.25%     0.17%       0.86%           1.38%         (0.18)%        1.20%
  Multimanager Aggressive Equity         0.59%       0.25%     0.16%         --            1.00%            --          1.00%
  Multimanager Core Bond                 0.53%       0.25%     0.18%         --            0.96%          0.00%         0.96%
  Multimanager Health Care               0.95%       0.25%     0.22%         --            1.42%          0.00%         1.42%
  Multimanager High Yield                0.53%       0.25%     0.18%         --            0.96%            --          0.96%
  Multimanager International Equity      0.82%       0.25%     0.21%         --            1.28%          0.00%         1.28%
  Multimanager Large Cap Core Equity     0.69%       0.25%     0.21%         --            1.15%          0.00%         1.15%
  Multimanager Large Cap Growth          0.75%       0.25%     0.24%         --            1.24%          0.00%         1.24%
  Multimanager Large Cap Value           0.72%       0.25%     0.20%         --            1.17%          0.00%         1.17%
  Multimanager Mid Cap Growth            0.80%       0.25%     0.20%         --            1.25%          0.00%         1.25%
  Multimanager Mid Cap Value             0.80%       0.25%     0.19%         --            1.24%          0.00%         1.24%
  Multimanager Small Cap Growth          0.85%       0.25%     0.24%         --            1.34%          0.00%         1.34%
  Multimanager Small Cap Value           0.85%       0.25%     0.19%         --            1.29%          0.00%         1.29%
  Multimanager Technology                0.95%       0.25%     0.22%       0.01%           1.43%          0.00%         1.43%
  --------------------------------------------------------------------- ---------------------------------------------------------
  EQ Advisors Trust
  --------------------------------------------------------------------- ---------------------------------------------------------
  EQ/Intermediate Government Bond Index  0.35%       0.25%     0.14%         --            0.74%            --          0.74%
  EQ/Core Bond Index                     0.35%       0.25%     0.11%         --            0.71%            --          0.71%
  --------------------------------------------------------------------- ---------------------------------------------------------

3. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

  -------------------------------------------------------------------------------------------------------------------------
                                                                                     If you surrender or do not surrender
                                          If you annuitize at the end of the                  your contract at the
                                                applicable time period                 end of the applicable time period
  -------------------------------------------------------------------------------------------------------------------------
                                           1       3         5                          1       3         5         10
  Portfolio Name                         year    years     years     10 years         year    years     years     years
  -------------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation               N/A    $1,915    $3,015     $5,986          $511   $1,565    $2,665    $5,636
  AXA Conservative Allocation             N/A    $1,858    $2,923     $5,820          $491   $1,508    $2,573    $5,470
  AXA Conservative-Plus Allocation        N/A    $1,873    $2,947     $5,864          $496   $1,523    $2,597    $5,514
  AXA Moderate Allocation                 N/A    $1,885    $2,967     $5,899          $501   $1,535    $2,617    $5,549
  AXA Moderate-Plus Allocation            N/A    $1,897    $2,986     $5,934          $505   $1,547    $2,636    $5,584
  Multimanager Aggressive Equity          N/A    $1,782    $2,800     $5,599          $465   $1,432    $2,450    $5,249
  -------------------------------------------------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------
                                                                                    If you surrender or do not surrender
                                          If you annuitize at the end of the               your contract at the
                                                 applicable time period              end of the applicable time period
  -----------------------------------------------------------------------------------------------------------------------
                                           1       3         5          10            1       3         5        10
  Portfolio Name                         year    years     years      years         year    years     years     years
  -----------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  -----------------------------------------------------------------------------------------------------------------------
  Multimanager Core Bond                  N/A    $1,769    $2,780     $5,561        $461   $1,419    $2,430    $5,211
  Multimanager Health Care                N/A    $1,909    $3,006     $5,968        $509   $1,559    $2,656    $5,618
  Multimanager High Yield                 N/A    $1,770    $2,781     $5,563        $461   $1,420    $2,431    $5,213
  Multimanager International Equity       N/A    $1,867    $2,937     $5,847        $494   $1,517    $2,587    $5,497
  Multimanager Large Cap Core Equity      N/A    $1,827    $2,874     $5,732        $481   $1,477    $2,524    $5,382
  Multimanager Large Cap Growth           N/A    $1,855    $2,918     $5,811        $490   $1,505    $2,568    $5,461
  Multimanager Large Cap Value            N/A    $1,834    $2,884     $5,751        $483   $1,484    $2,534    $5,401
  Multimanager Mid Cap Growth             N/A    $1,858    $2,923     $5,820        $491   $1,508    $2,573    $5,470
  Multimanager Mid Cap Value              N/A    $1,855    $2,918     $5,811        $490   $1,505    $2,568    $5,461
  Multimanager Small Cap Growth           N/A    $1,885    $2,967     $5,899        $501   $1,535    $2,617    $5,549
  Multimanager Small Cap Value            N/A    $1,870    $2,942     $5,855        $495   $1,520    $2,592    $5,505
  Multimanager Technology                 N/A    $1,912    $3,011     $5,977        $510   $1,562    $2,661    $5,627
  -----------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  -----------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                      N/A    $1,692    $2,655     $5,331        $434   $1,342    $2,305    $4,981
  EQ/Intermediate Government Bond
    Index                                 N/A    $1,700    $2,667     $5,354        $437   $1,350    $2,317    $5,004
  -----------------------------------------------------------------------------------------------------------------------


 Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Select(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
       Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM) Prospectus. Please note the following changes described below.

1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   ----------------------------------------------------------------------------
   Existing Portfolio Name                        New Portfolio Name
   ----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate              EQ/Intermediate Government
     Government Securities                          Bond Index
   ----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                          EQ/Core Bond Index
   ----------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

C. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-39 (1/09)                 7.0/7.5/PLUS            Catalog No.142033 (1/09)
'07/'07.5 Series NB/IF (AR)                                               x02377

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2. FEE TABLE

   The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

  ---------------------------------------------------------------------------------------------------------------------------------
                                                                             Acquired                                    Net Total
                                                                            Fund Fees    Total Annual    Fee Waivers      Annual
                                                                               and         Expenses        and/or        Expenses
                                                                             Expenses      (Before         Expense        (After
                                        Management    12b-1      Other     (Underlying     Expense       Reimburse-      Expense
  Portfolio Name                            Fees        Fees    Expenses    Portfolios)   Limitations)       ments      Limitations)
  ---------------------------------------------------------------------------------------------------------------------------------
  AXA Premier VIP Trust:
  ---------------------------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation                0.10%       0.25%     0.17%        0.92%          1.44%         (0.19)%        1.25%
  AXA Conservative Allocation              0.10%       0.25%     0.21%        0.69%          1.25%         (0.25)%        1.00%
  AXA Conservative-Plus Allocation         0.10%       0.25%     0.19%        0.76%          1.30%         (0.20)%        1.10%
  AXA Moderate Allocation                  0.10%       0.25%     0.17%        0.82%          1.34%         (0.19)%        1.15%
  AXA Moderate-Plus Allocation             0.10%       0.25%     0.17%        0.86%          1.38%         (0.18)%        1.20%
  Multimanager Aggressive Equity           0.59%       0.25%     0.16%          --           1.00%            --          1.00%
  Multimanager Core Bond                   0.53%       0.25%     0.18%          --           0.96%          0.00%         0.96%
  Multimanager Health Care                 0.95%       0.25%     0.22%          --           1.42%          0.00%         1.42%
  Multimanager High Yield                  0.53%       0.25%     0.18%          --           0.96%            --          0.96%
  Multimanager International Equity        0.82%       0.25%     0.21%          --           1.28%          0.00%         1.28%
  Multimanager Large Cap Core Equity       0.69%       0.25%     0.21%          --           1.15%          0.00%         1.15%
  Multimanager Large Cap Growth            0.75%       0.25%     0.24%          --           1.24%          0.00%         1.24%
  Multimanager Large Cap Value             0.72%       0.25%     0.20%          --           1.17%          0.00%         1.17%
  Multimanager Mid Cap Growth              0.80%       0.25%     0.20%          --           1.25%          0.00%         1.25%
  Multimanager Mid Cap Value               0.80%       0.25%     0.19%          --           1.24%          0.00%         1.24%
  Multimanager Small Cap Growth            0.85%       0.25%     0.24%          --           1.34%          0.00%         1.34%
  Multimanager Small Cap Value             0.85%       0.25%     0.19%          --           1.29%          0.00%         1.29%
  Multimanager Technology                  0.95%       0.25%     0.22%        0.01%          1.43%          0.00%         1.43%
  ---------------------------------------------------------------------------------------------------------------------------------
  EQ Advisors Trust
  ---------------------------------------------------------------------------------------------------------------------------------
  EQ/Intermediate Government Bond Index    0.35%       0.25%     0.14%          --           0.74%            --          0.74%
  EQ/Core Bond Index                       0.35%       0.25%     0.11%          --           0.71%            --          0.71%
  ---------------------------------------------------------------------------------------------------------------------------------

3. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

  ----------------------------------------------------------------------------------------------------------------
                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                     If you surrender your contract at the     annuity option with less than five
                                       end of the applicable time period                     years
  ----------------------------------------------------------------------------------------------------------------
                                         1        3         5         10         1       3         5         10
  Portfolio Name                       year     years     years     years      year    years     years     years
  ----------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ----------------------------------------------------------------------------------------------------------------
  AXA Aggressive Allocation           $1,309    $2,260    $3,261    $5,649      N/A    $2,260    $3,261    $5,649
  AXA Conservative Allocation         $1,288    $2,200    $3,164    $5,473      N/A    $2,200    $3,164    $5,473
  AXA Conservative-Plus Allocation    $1,293    $2,216    $3,189    $5,520      N/A    $2,216    $3,189    $5,520
  AXA Moderate Allocation             $1,298    $2,229    $3,210    $5,557      N/A    $2,229    $3,210    $5,557
  ----------------------------------------------------------------------------------------------------------------

  ----------------------------------------------------------------------
                                         If you do not surrender your
                                          contract at the end of the
                                            applicable time period
  ----------------------------------------------------------------------
                                        1       3         5         10
  Portfolio Name                      year    years     years     years
  ----------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ----------------------------------------------------------------------
  AXA Aggressive Allocation           $509   $1,560    $2,661    $5,649
  AXA Conservative Allocation         $488   $1,500    $2,564    $5,473
  AXA Conservative-Plus Allocation    $493   $1,516    $2,589    $5,520
  AXA Moderate Allocation             $498   $1,529    $2,610    $5,557
  ----------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------
                                                                                 If you annuitize at the end of the
                                                                                applicable time period and select a
                                                                                 non-life contingent period certain
                                       If you surrender your contract at the     annuity option with less than five
                                         end of the applicable time period                     years
  ------------------------------------------------------------------------------------------------------------------
                                           1        3         5         10         1       3         5         10
  Portfolio Name                         year     years     years     years      year    years     years     years
  ------------------------------------------------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ------------------------------------------------------------------------------------------------------------------
  AXA Moderate-Plus Allocation          $1,302    $2,241    $3,230    $5,594     N/A    $2,241    $3,230    $5,594
  Multimanager Aggressive Equity        $1,261    $2,121    $3,036    $5,239     N/A    $2,121    $3,036    $5,239
  Multimanager Core Bond                $1,256    $2,107    $3,014    $5,198     N/A    $2,107    $3,014    $5,198
  Multimanager Health Care              $1,306    $2,254    $3,251    $5,630     N/A    $2,254    $3,251    $5,630
  Multimanager High Yield               $1,256    $2,108    $3,015    $5,200     N/A    $2,108    $3,015    $5,200
  Multimanager International Equity     $1,291    $2,210    $3,179    $5,501     N/A    $2,210    $3,179    $5,501
  Multimanager Large Cap Core Equity    $1,277    $2,168    $3,112    $5,379     N/A    $2,168    $3,112    $5,379
  Multimanager Large Cap Growth         $1,287    $2,197    $3,159    $5,464     N/A    $2,197    $3,159    $5,464
  Multimanager Large Cap Value          $1,279    $2,175    $3,124    $5,400     N/A    $2,175    $3,124    $5,400
  Multimanager Mid Cap Growth           $1,288    $2,200    $3,164    $5,473     N/A    $2,200    $3,164    $5,473
  Multimanager Mid Cap Value            $1,287    $2,197    $3,159    $5,464     N/A    $2,197    $3,159    $5,464
  Multimanager Small Cap Growth         $1,298    $2,229    $3,210    $5,557     N/A    $2,229    $3,210    $5,557
  Multimanager Small Cap Value          $1,292    $2,213    $3,184    $5,510     N/A    $2,213    $3,184    $5,510
  Multimanager Technology               $1,307    $2,257    $3,256    $5,640     N/A    $2,257    $3,256    $5,640
  ------------------------------------------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ------------------------------------------------------------------------------------------------------------------
  EQ/Core Bond Index                    $1,229    $2,027    $2,883    $4,955    N/A    $2,027    $2,883    $4,955
  EQ/Intermediate Government Bond
    Index                               $1,232    $2,035    $2,896    $4,979    N/A    $2,035    $2,896    $4,979
  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------
                                           If you do not surrender your
                                            contract at the end of the
                                              applicable time period
  ------------------------------------------------------------------------
                                          1       3         5         10
  Portfolio Name                        year    years     years     years
  ------------------------------------------------------------------------
  AXA PREMIER VIP TRUST:
  ------------------------------------------------------------------------
  AXA Moderate-Plus Allocation          $502   $1,541    $2,630    $5,594
  Multimanager Aggressive Equity        $461   $1,421    $2,436    $5,239
  Multimanager Core Bond                $456   $1,407    $2,414    $5,198
  Multimanager Health Care              $506   $1,554    $2,651    $5,630
  Multimanager High Yield               $456   $1,408    $2,415    $5,200
  Multimanager International Equity     $491   $1,510    $2,579    $5,501
  Multimanager Large Cap Core Equity    $477   $1,468    $2,512    $5,379
  Multimanager Large Cap Growth         $487   $1,497    $2,559    $5,464
  Multimanager Large Cap Value          $479   $1,475    $2,524    $5,400
  Multimanager Mid Cap Growth           $488   $1,500    $2,564    $5,473
  Multimanager Mid Cap Value            $487   $1,497    $2,559    $5,464
  Multimanager Small Cap Growth         $498   $1,529    $2,610    $5,557
  Multimanager Small Cap Value          $492   $1,513    $2,584    $5,510
  Multimanager Technology               $507   $1,557    $2,656    $5,640
  ------------------------------------------------------------------------
  EQ ADVISORS TRUST:
  ------------------------------------------------------------------------
  EQ/Core Bond Index                    $429   $1,327    $2,283    $4,955
  EQ/Intermediate Government Bond
    Index                               $432   $1,335    $2,296    $4,979
  ------------------------------------------------------------------------

 Accumulator(R) is issued by and is a registered service mark of AXA Equitable
  Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
       Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the changes described below.

1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   ------------------------------------------------------------------------------------------------
   Existing Portfolio Name                                   New Portfolio Name
   ------------------------------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate Government Securities   EQ/Intermediate Government Bond Index
   ------------------------------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                                     EQ/Core Bond Index
   ------------------------------------------------------------------------------------------------

B. PORTFOLIO SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   -----------------------------------
   AXA Premier VIP Trust
   -----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   -----------------------------------
   MULTIMANAGER CORE BOND
   -----------------------------------
   MULTIMANAGER HEALTH CARE
   -----------------------------------
   MULTIMANAGER HIGH YIELD
   -----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   -----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   -----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   -----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   -----------------------------------
   MULTIMANAGER MID CAP GROWTH
   -----------------------------------
   MULTIMANAGER MID CAP VALUE
   -----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   -----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   -----------------------------------
   MULTIMANAGER TECHNOLOGY
   -----------------------------------

C. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-40 (1/09)               06/06.5/CORE              Catalog No.142034 (1/09)
'06/'06.5 Series                                                          x02379

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

   -----------------------------------------------------------------------------
                                        Management      12b-1     Other
   Portfolio Name                         Fees          Fees     Expenses
   -----------------------------------------------------------------------------
   AXA Premier VIP Trust:
   -----------------------------------------------------------------------------
   AXA Aggressive Allocation              0.10%         0.25%     0.17%
   AXA Conservative Allocation            0.10%         0.25%     0.21%
   AXA Conservative-Plus Allocation       0.10%         0.25%     0.19%
   AXA Moderate Allocation                0.10%         0.25%     0.17%
   AXA Moderate-Plus Allocation           0.10%         0.25%     0.17%
   Multimanager Aggressive Equity         0.59%         0.25%     0.16%
   Multimanager Core Bond                 0.53%         0.25%     0.18%
   Multimanager Health Care               0.95%         0.25%     0.22%
   Multimanager High Yield                0.53%         0.25%     0.18%
   Multimanager International Equity      0.82%         0.25%     0.21%
   Multimanager Large Cap Core Equity     0.69%         0.25%     0.21%
   Multimanager Large Cap Growth          0.75%         0.25%     0.24%
   Multimanager Large Cap Value           0.72%         0.25%     0.20%
   Multimanager Mid Cap Growth            0.80%         0.25%     0.20%
   Multimanager Mid Cap Value             0.80%         0.25%     0.19%
   Multimanager Small Cap Growth          0.85%         0.25%     0.24%
   Multimanager Small Cap Value           0.85%         0.25%     0.19%
   Multimanager Technology                0.95%         0.25%     0.22%
   -----------------------------------------------------------------------------
   EQ Advisors Trust
   -----------------------------------------------------------------------------
   EQ/Intermediate Government Bond Index  0.35%         0.25%     0.14%
   EQ/Core Bond Index                     0.35%         0.25%     0.11%
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------------------------
                                         Acquired                                     Net Total
                                        Fund Fees     Total Annual    Fee Waivers      Annual
                                           and          Expenses        and/or        Expenses
                                         Expenses       (Before         Expense        (After
                                       (Underlying      Expense       Reimburse-      Expense
   Portfolio Name                      Portfolios)    Limitations)       ments      Limitations)
   -----------------------------------------------------------------------------------------------
   AXA Premier VIP Trust:
   -----------------------------------------------------------------------------------------------
   AXA Aggressive Allocation              0.92%         1.44%           (0.19)%        1.25%
   AXA Conservative Allocation            0.69%         1.25%           (0.25)%        1.00%
   AXA Conservative-Plus Allocation       0.76%         1.30%           (0.20)%        1.10%
   AXA Moderate Allocation                0.82%         1.34%           (0.19)%        1.15%
   AXA Moderate-Plus Allocation           0.86%         1.38%           (0.18)%        1.20%
   Multimanager Aggressive Equity           --          1.00%              --          1.00%
   Multimanager Core Bond                   --          0.96%            0.00%         0.96%
   Multimanager Health Care                 --          1.42%            0.00%         1.42%
   Multimanager High Yield                  --          0.96%              --          0.96%
   Multimanager International Equity        --          1.28%            0.00%         1.28%
   Multimanager Large Cap Core Equity       --          1.15%            0.00%         1.15%
   Multimanager Large Cap Growth            --          1.24%            0.00%         1.24%
   Multimanager Large Cap Value             --          1.17%            0.00%         1.17%
   Multimanager Mid Cap Growth              --          1.25%            0.00%         1.25%
   Multimanager Mid Cap Value               --          1.24%            0.00%         1.24%
   Multimanager Small Cap Growth            --          1.34%            0.00%         1.34%
   Multimanager Small Cap Value             --          1.29%            0.00%         1.29%
   Multimanager Technology                0.01%         1.43%            0.00%         1.43%
   -----------------------------------------------------------------------------------------------
   EQ Advisors Trust
   -----------------------------------------------------------------------------------------------
   EQ/Intermediate Government Bond Index    --          0.74%              --          0.74%
   EQ/Core Bond Index                       --          0.71%              --          0.71%
   -----------------------------------------------------------------------------------------------

3. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

   ---------------------------------------------------------------------------------------------------------------
                                                                                If you annuitize at the end of the
                                                                               applicable time period and select a
                                                                                non-life contingent period certain
                                        If you surrender your contract at the   annuity option with less than five
                                          end of the applicable time period                   years
   ---------------------------------------------------------------------------------------------------------------
                                           1         3         5        10       1        3         5        10
   Portfolio Name                         year     years     years     years    year    years     years     years
   ---------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ---------------------------------------------------------------------------------------------------------------
   AXA Aggressive Allocation             $1,137    $1,942    $2,789    $4,863    N/A    $1,942    $2,789    $4,863
   AXA Conservative Allocation           $1,117    $1,883    $2,694    $4,687    N/A    $1,883    $2,694    $4,687
   AXA Conservative-Plus Allocation      $1,122    $1,898    $2,719    $4,733    N/A    $1,898    $2,719    $4,733
   AXA Moderate Allocation               $1,136    $1,928    $2,747    $4,771    N/A    $1,928    $2,747    $4,771
   AXA Moderate-Plus Allocation          $1,131    $1,923    $2,759    $4,808    N/A    $1,923    $2,759    $4,808
   ---------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------
                                         If you do not surrender your
                                                   contract
                                      at the end of the applicable time
                                                    period
   ------------------------------------------------------------------------
                                         1       3        5         10
   Portfolio Name                       year   years     years     years
   ------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ------------------------------------------------------------------------
   AXA Aggressive Allocation            $437   $1,342    $2,289    $4,863
   AXA Conservative Allocation          $417   $1,283    $2,194    $4,687
   AXA Conservative-Plus Allocation     $422   $1,298    $2,219    $4,733
   AXA Moderate Allocation              $436   $1,328    $2,247    $4,771
   AXA Moderate-Plus Allocation         $431   $1,323    $2,259    $4,808
   ------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------
                                                                                 If you annuitize at the end of the
                                                                                applicable time period and select a
                                                                                 non-life contingent period certain
                                         If you surrender your contract at the   annuity option with less than five
                                           end of the applicable time period                   years
   ------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10        1       3         5        10
   Portfolio Name                         year     years     years     years    year    years     years     years
   ------------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ------------------------------------------------------------------------------------------------------------------
   Multimanager Aggressive Equity        $1,091    $1,806    $2,569    $4,451    N/A    $1,806    $2,569    $4,451
   Multimanager Core Bond                $1,087    $1,793    $2,547    $4,411    N/A    $1,793    $2,547    $4,411
   Multimanager Health Care              $1,135    $1,935    $2,779    $4,845    N/A    $1,935    $2,779    $4,845
   Multimanager High Yield               $1,087    $1,794    $2,548    $4,413    N/A    $1,794    $2,548    $4,413
   Multimanager International Equity     $1,120    $1,892    $2,709    $4,715    N/A    $1,892    $2,709    $4,715
   Multimanager Large Cap Core Equity    $1,106    $1,852    $2,644    $4,593    N/A    $1,852    $2,644    $4,593
   Multimanager Large Cap Growth         $1,116    $1,880    $2,689    $4,677    N/A    $1,880    $2,689    $4,677
   Multimanager Large Cap Value          $1,109    $1,859    $2,655    $4,613    N/A    $1,859    $2,655    $4,613
   Multimanager Mid Cap Growth           $1,117    $1,883    $2,694    $4,687    N/A    $1,883    $2,694    $4,687
   Multimanager Mid Cap Value            $1,116    $1,880    $2,689    $4,677    N/A    $1,880    $2,689    $4,677
   Multimanager Small Cap Growth         $1,126    $1,911    $2,739    $4,771    N/A    $1,911    $2,739    $4,771
   Multimanager Small Cap Value          $1,121    $1,895    $2,714    $4,724    N/A    $1,895    $2,714    $4,724
   Multimanager Technology               $1,136    $1,938    $2,784    $4,854    N/A    $1,938    $2,784    $4,854
   ------------------------------------------------------------------------------------------------------------------
   EQ ADVISORS TRUST:
   ------------------------------------------------------------------------------------------------------------------
   EQ/Core Bond Index                    $1,060    $1,715    $2,419    $4,166    N/A    $1,715    $2,419    $4,166
   EQ/Intermediate Government Bond
     Index                               $1,063    $1,723    $2,432    $4,191    N/A    $1,723    $2,432    $4,191
   ------------------------------------------------------------------------------------------------------------------



   -------------------------------------------------------------------------
                                           If you do not surrender your
                                                     contract
                                        at the end of the applicable time
                                                      period
   -------------------------------------------------------------------------
                                          1        3         5        10
   Portfolio Name                        year    years     years     years
   -------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   -------------------------------------------------------------------------
   Multimanager Aggressive Equity        $391   $1,206    $2,069    $4,451
   Multimanager Core Bond                $387   $1,193    $2,047    $4,411
   Multimanager Health Care              $435   $1,335    $2,279    $4,845
   Multimanager High Yield               $387   $1,194    $2,048    $4,413
   Multimanager International Equity     $420   $1,292    $2,209    $4,715
   Multimanager Large Cap Core Equity    $406   $1,252    $2,144    $4,593
   Multimanager Large Cap Growth         $416   $1,280    $2,189    $4,677
   Multimanager Large Cap Value          $409   $1,259    $2,155    $4,613
   Multimanager Mid Cap Growth           $417   $1,283    $2,194    $4,687
   Multimanager Mid Cap Value            $416   $1,280    $2,189    $4,677
   Multimanager Small Cap Growth         $426   $1,311    $2,239    $4,771
   Multimanager Small Cap Value          $421   $1,295    $2,214    $4,724
   Multimanager Technology               $436   $1,338    $2,284    $4,854
   -------------------------------------------------------------------------
   EQ ADVISORS TRUST:
   -------------------------------------------------------------------------
   EQ/Core Bond Index                    $360   $1,115    $1,919    $4,166
   EQ/Intermediate Government Bond
     Index                               $363   $1,123    $1,932    $4,191
   -------------------------------------------------------------------------



  Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                     Life Insurance Company (AXA Equitable).
 Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                             Avenue of the Americas,
                               New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the changes described below.

1. CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
   ("TRUSTS")

A. PORTFOLIO NAME CHANGES

   Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

   -----------------------------------------------------------------------------
   Existing Portfolio Name                      New Portfolio Name
   -----------------------------------------------------------------------------
   EQ/AllianceBernstein Intermediate            EQ/Intermediate Government
     Government Securities                        Bond Index
   -----------------------------------------------------------------------------
   EQ/JPMorgan Core Bond                        EQ/Core Bond Index
   -----------------------------------------------------------------------------

B. PORTFOLIO OBJECTIVE AND SUB-ADVISER CHANGES

   Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

   ----------------------------------
   AXA Premier VIP Trust
   ----------------------------------
   MULTIMANAGER AGGRESSIVE EQUITY
   ----------------------------------
   MULTIMANAGER CORE BOND
   ----------------------------------
   MULTIMANAGER HEALTH CARE
   ----------------------------------
   MULTIMANAGER HIGH YIELD
   ----------------------------------
   MULTIMANAGER INTERNATIONAL EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP CORE EQUITY
   ----------------------------------
   MULTIMANAGER LARGE CAP GROWTH
   ----------------------------------
   MULTIMANAGER LARGE CAP VALUE
   ----------------------------------
   MULTIMANAGER MID CAP GROWTH
   ----------------------------------
   MULTIMANAGER MID CAP VALUE
   ----------------------------------
   MULTIMANAGER SMALL CAP GROWTH
   ----------------------------------
   MULTIMANAGER SMALL CAP VALUE
   ----------------------------------
   MULTIMANAGER TECHNOLOGY
   ----------------------------------

C. AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

   The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-41 (1/09)                 06/06.5/ELITE           Catalog No.142035 (1/09)
'06/'06.5 Series                                                          x02380

   Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

   The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2. FEE TABLE

   The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

   ---------------------------------------------------------------------------------------------------------------------------------
                                                                              Acquired                                   Net Total
                                                                             Fund Fees     Total Annual   Fee Waivers      Annual
                                                                                and          Expenses       and/or        Expenses
                                                                              Expenses       (Before        Expense        (After
                                          Management    12b-1     Other     (Underlying      Expense      Reimburse-      Expense
   Portfolio Name                            Fees        Fees    Expenses   Portfolios)    Limitations)      ments      Limitations)
   ---------------------------------------------------------------------------------------------------------------------------------
   AXA Premier VIP Trust:
   ---------------------------------------------------------------------------------------------------------------------------------
   AXA Aggressive Allocation                0.10%       0.25%      0.17%        0.92%         1.44%         (0.19)%        1.25%
   AXA Conservative Allocation              0.10%       0.25%      0.21%        0.69%         1.25%         (0.25)%        1.00%
   AXA Conservative-Plus Allocation         0.10%       0.25%      0.19%        0.76%         1.30%         (0.20)%        1.10%
   AXA Moderate Allocation                  0.10%       0.25%      0.17%        0.82%         1.34%         (0.19)%        1.15%
   AXA Moderate-Plus Allocation             0.10%       0.25%      0.17%        0.86%         1.38%         (0.18)%        1.20%
   Multimanager Aggressive Equity           0.59%       0.25%      0.16%          --          1.00%            --          1.00%
   Multimanager Core Bond                   0.53%       0.25%      0.18%          --          0.96%          0.00%         0.96%
   Multimanager Health Care                 0.95%       0.25%      0.22%          --          1.42%          0.00%         1.42%
   Multimanager High Yield                  0.53%       0.25%      0.18%          --          0.96%            --          0.96%
   Multimanager International Equity        0.82%       0.25%      0.21%          --          1.28%          0.00%         1.28%
   Multimanager Large Cap Core Equity       0.69%       0.25%      0.21%          --          1.15%          0.00%         1.15%
   Multimanager Large Cap Growth            0.75%       0.25%      0.24%          --          1.24%          0.00%         1.24%
   Multimanager Large Cap Value             0.72%       0.25%      0.20%          --          1.17%          0.00%         1.17%
   Multimanager Mid Cap Growth              0.80%       0.25%      0.20%          --          1.25%          0.00%         1.25%
   Multimanager Mid Cap Value               0.80%       0.25%      0.19%          --          1.24%          0.00%         1.24%
   Multimanager Small Cap Growth            0.85%       0.25%      0.24%          --          1.34%          0.00%         1.34%
   Multimanager Small Cap Value             0.85%       0.25%      0.19%          --          1.29%          0.00%         1.29%
   Multimanager Technology                  0.95%       0.25%      0.22%        0.01%         1.43%          0.00%         1.43%
   ---------------------------------------------------------------------------------------------------------------------------------
   EQ Advisors Trust
   ---------------------------------------------------------------------------------------------------------------------------------
   EQ/Intermediate Government Bond Index    0.35%       0.25%      0.14%          --          0.74%            --          0.74%
   EQ/Core Bond Index                       0.35%       0.25%      0.11%          --          0.71%            --          0.71%
   ---------------------------------------------------------------------------------------------------------------------------------

3. REVISED "EXAMPLE"

   The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

   -------------------------------------------------------------------------------------------------------------------
                                                                                 If you annuitize at the end of the
                                                                                applicable time period and select a
                                                                                 non-life contingent period certain
                                       If you surrender your contract at the     annuity option with less than five
                                         end of the applicable time period                     years
   -------------------------------------------------------------------------------------------------------------------
                                           1         3         5        10          1       3         5        10
   Portfolio Name                         year     years     years     years      year    years     years     years
   -------------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   -------------------------------------------------------------------------------------------------------------------
   AXA Aggressive Allocation            $1,273    $2,048    $2,461    $5,176       N/A   $2,048    $2,461    $5,176
   AXA Conservative Allocation          $1,253    $1,990    $2,367    $5,006       N/A   $1,990    $2,367    $5,006
   AXA Conservative-Plus Allocation     $1,259    $2,005    $2,392    $5,051       N/A   $2,005    $2,392    $5,051
   AXA Moderate Allocation              $1,273    $2,034    $2,417    $5,087       N/A   $2,034    $2,417    $5,087
   -------------------------------------------------------------------------------------------------------------------

   -----------------------------------------------------------------------
                                         If you do not surrender your
                                          contract at the end of the
                                            applicable time period
   -----------------------------------------------------------------------
                                         1       3         5        10
   Portfolio Name                      year    years     years     years
   -----------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   -----------------------------------------------------------------------
   AXA Aggressive Allocation           $473   $1,448    $2,461    $5,176
   AXA Conservative Allocation         $453   $1,390    $2,367    $5,006
   AXA Conservative-Plus Allocation    $459   $1,405    $2,392    $5,051
   AXA Moderate Allocation             $473   $1,434    $2,417    $5,087
   -----------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------
                                                                                   If you annuitize at the end of the
                                                                                  applicable time period and select a
                                                                                   non-life contingent period certain
                                         If you surrender your contract at the     annuity option with less than five
                                           end of the applicable time period                     years
   ------------------------------------------------------------------------------------------------------------------
                                           1          3         5        10         1        3        5         10
   Portfolio Name                         year      years     years     years     year     years     years     years
   ------------------------------------------------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   ------------------------------------------------------------------------------------------------------------------
   AXA Moderate-Plus Allocation          $1,267    $2,029    $2,431    $5,123      N/A    $2,029    $2,431    $5,123
   Multimanager Aggressive Equity        $1,227    $1,914    $2,244    $4,779      N/A    $1,914    $2,244    $4,779
   Multimanager Core Bond                $1,223    $1,901    $2,223    $4,740      N/A    $1,901    $2,223    $4,740
   Multimanager Health Care              $1,271    $2,042    $2,451    $5,158      N/A    $2,042    $2,451    $5,158
   Multimanager High Yield               $1,223    $1,901    $2,224    $4,742      N/A    $1,901    $2,224    $4,742
   Multimanager International Equity     $1,257    $1,999    $2,382    $5,033      N/A    $1,999    $2,382    $5,033
   Multimanager Large Cap Core Equity    $1,243    $1,959    $2,317    $4,915      N/A    $1,959    $2,317    $4,915
   Multimanager Large Cap Growth         $1,252    $1,987    $2,362    $4,997      N/A    $1,987    $2,362    $4,997
   Multimanager Large Cap Value          $1,245    $1,966    $2,328    $4,935      N/A    $1,966    $2,328    $4,935
   Multimanager Mid Cap Growth           $1,253    $1,990    $2,367    $5,006      N/A    $1,990    $2,367    $5,006
   Multimanager Mid Cap Value            $1,252    $1,987    $2,362    $4,997      N/A    $1,987    $2,362    $4,997
   Multimanager Small Cap Growth         $1,263    $2,017    $2,412    $5,087      N/A    $2,017    $2,412    $5,087
   Multimanager Small Cap Value          $1,258    $2,002    $2,387    $5,042      N/A    $2,002    $2,387    $5,042
   Multimanager Technology               $1,272    $2,045    $2,456    $5,167      N/A    $2,045    $2,456    $5,167
   ------------------------------------------------------------------------------------------------------------------
   EQ ADVISORS TRUST:
   ------------------------------------------------------------------------------------------------------------------
   EQ/Core Bond Index                    $1,197    $1,823    $2,097    $4,504      N/A    $1,823    $2,097    $4,504
   EQ/Intermediate Government Bond
     Index                               $1,199    $1,831    $2,109    $4,528      N/A    $1,831    $2,109    $4,528
   ------------------------------------------------------------------------------------------------------------------

   -------------------------------------------------------------------------
                                           If you do not surrender your
                                            contract at the end of the
                                              applicable time period
   -------------------------------------------------------------------------
                                           1       3         5        10
   Portfolio Name                        year    years     years     years
   -------------------------------------------------------------------------
   AXA PREMIER VIP TRUST:
   -------------------------------------------------------------------------
   AXA Moderate-Plus Allocation          $467   $1,429    $2,431    $5,123
   Multimanager Aggressive Equity        $427   $1,314    $2,244    $4,779
   Multimanager Core Bond                $423   $1,301    $2,223    $4,740
   Multimanager Health Care              $471   $1,442    $2,451    $5,158
   Multimanager High Yield               $423   $1,301    $2,224    $4,742
   Multimanager International Equity     $457   $1,399    $2,382    $5,033
   Multimanager Large Cap Core Equity    $443   $1,359    $2,317    $4,915
   Multimanager Large Cap Growth         $452   $1,387    $2,362    $4,997
   Multimanager Large Cap Value          $445   $1,366    $2,328    $4,935
   Multimanager Mid Cap Growth           $453   $1,390    $2,367    $5,006
   Multimanager Mid Cap Value            $452   $1,387    $2,362    $4,997
   Multimanager Small Cap Growth         $463   $1,417    $2,412    $5,087
   Multimanager Small Cap Value          $458   $1,402    $2,387    $5,042
   Multimanager Technology               $472   $1,445    $2,456    $5,167
   -------------------------------------------------------------------------
   EQ ADVISORS TRUST:
   -------------------------------------------------------------------------
   EQ/Core Bond Index                    $397   $1,223    $2,097    $4,504
   EQ/Intermediate Government Bond
     Index                               $399   $1,231    $2,109    $4,528
   -------------------------------------------------------------------------

 Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
       Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUAARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM) Prospectus. Please note the changes described below.

1.  CHANGES  TO  PORTFOLIOS  OF AXA  PREMIER  VIP  TRUST AND EQ  ADVISORS  TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ---------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ---------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ---------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ---------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -----------------------------------
    AXA Premier VIP Trust
    -----------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -----------------------------------
    MULTIMANAGER CORE BOND
    -----------------------------------
    MULTIMANAGER HEALTH CARE
    -----------------------------------
    MULTIMANAGER HIGH YIELD
    -----------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -----------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -----------------------------------
    MULTIMANAGER MID CAP GROWTH
    -----------------------------------
    MULTIMANAGER MID CAP VALUE
    -----------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -----------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -----------------------------------
    MULTIMANAGER TECHNOLOGY
    -----------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the


IM-08-42 (1/09)                   06/06.5/PLUS          Catalog No.142036 (1/09)
'06/'06.5 Series                                                         x02381

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these Portfolios' expenses. This statement, as it pertains to these Protfolios, is deleted from the Prospectus.


    ----------------------------------------------------------------------
                                      Management       12b-1     Other
    Portfolio Name                       Fees           Fees    Expenses
    ----------------------------------------------------------------------
    AXA Premier VIP Trust:
    ---------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------
    EQ/Intermediate Government           0.35%         0.25%     0.14%
      Bond Index
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------

                                       Acquired                                     Net Total
                                       Fund Fees    Total Annual    Fee Waivers      Annual
                                          and         Expenses         and/or       Expenses
                                       Expenses      (Before          Expense        (After
                                     (Underlying     Expense        Reimburse-      Expense
    Portfolio Name                    Portfolios)   Limitations)       ments       Limitations)
    ----------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ----------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------
    EQ/Intermediate Government             --          0.74%              --          0.74%
      Bond Index
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ----------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)



    ---------------------------------------------------------------------------------------------------------------
                                                                             If you annuitize at the end of the
                                                                             applicable time period and select a
                                                                              non-life contingent period certain
                                      If you surrender your contract at the   annuity option with less than five
                                        end of the applicable time period                   years
    ---------------------------------------------------------------------------------------------------------------
                                          1         3         5        10       1        3         5        10
    Portfolio Name                       year     years     years     years    year    years     years     years
    --------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           $1,276    $2,157    $3,079    $5,229    N/A    $2,157    $3,079    $5,229
    AXA Conservative Allocation         $1,255    $2,097    $2,981    $5,049    N/A    $2,097    $2,981    $5,049
    AXA Conservative-Plus Allocation    $1,261    $2,113    $3,007    $5,097    N/A    $2,113    $3,007    $5,097
    AXA Moderate Allocation             $1,278    $2,152    $3,049    $5,135    N/A    $2,152    $3,049    $5,135
    AXA Moderate-Plus Allocation        $1,269    $2,138    $3,049    $5,172    N/A    $2,138    $3,049    $5,172
    ---------------------------------------------------------------------------------------------------------------



                                         If you do not surrender your contract
                                           at the end of the applicable time
                                                        period
    -----------------------------------------------------------------------
                                           1       3         5        10
    Portfolio Name                       year    years     years     years
    -----------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------
    AXA Aggressive Allocation           $476   $1,457    $2,479    $5,229
    AXA Conservative Allocation         $455   $1,397    $2,381    $5,049
    AXA Conservative-Plus Allocation    $461   $1,413    $2,407    $5,097
    AXA Moderate Allocation             $478   $1,452    $2,449    $5,135
    AXA Moderate-Plus Allocation        $469   $1,438    $2,449    $5,172
    -----------------------------------------------------------------------

                                                                                If you annuitize at the end of the
                                                                               applicable time period and select a
                                                                                non-life contingent period certain
                                        If you surrender your contract at the   annuity option with less than five
                                          end of the applicable time period                   years
    --------------------------------------------------------------------------------------------------------------------
                                            1         3         5        10        1       3         5        10
    Portfolio Name                         year     years     years     years    year    years     years     years
    --------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    --------------------------------------------------------------------------------------------------------------------
    Multimanager Aggressive Equity        $1,229    $2,018    $2,853    $4,810    N/A    $2,018    $2,853    $4,810
    Multimanager Core Bond                $1,224    $2,004    $2,831    $4,769    N/A    $2,004    $2,831    $4,769
    Multimanager Health Care              $1,274    $2,151    $3,069    $5,210    N/A    $2,151    $3,069    $5,210
    Multimanager High Yield               $1,224    $2,005    $2,832    $4,771    N/A    $2,005    $2,832    $4,771
    Multimanager International Equity     $1,258    $2,106    $2,997    $5,078    N/A    $2,106    $2,997    $5,078
    Multimanager Large Cap Core Equity    $1,244    $2,065    $2,930    $4,954    N/A    $2,065    $2,930    $4,954
    Multimanager Large Cap Growth         $1,254    $2,094    $2,976    $5,040    N/A    $2,094    $2,976    $5,040
    Multimanager Large Cap Value          $1,247    $2,072    $2,941    $4,975    N/A    $2,072    $2,941    $4,975
    Multimanager Mid Cap Growth           $1,255    $2,097    $2,981    $5,049    N/A    $2,097    $2,981    $5,049
    Multimanager Mid Cap Value            $1,254    $2,094    $2,976    $5,040    N/A    $2,094    $2,976    $5,040
    Multimanager Small Cap Growth         $1,265    $2,125    $3,028    $5,135    N/A    $2,125    $3,028    $5,135
    Multimanager Small Cap Value          $1,260    $2,109    $3,002    $5,087    N/A    $2,109    $3,002    $5,087
    Multimanager Technology               $1,275    $2,154    $3,074    $5,219    N/A    $2,154    $3,074    $5,219
    -------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    $1,197    $1,924    $2,699    $4,521    N/A    $1,924    $2,699    $4,521
    EQ/Intermediate Government
      Bond Index                          $1,200    $1,932    $2,712    $4,546    N/A    $1,932    $2,712    $4,546
    --------------------------------------------------------------------------------------------------------------------

                                          If you do not surrender your contract
                                           at the end of the applicable time
                                                        period
    ------------------------------------------------------------------------
                                            1       3         5         10
    Portfolio Name                        year    years     years     years
    ------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ------------------------------------------------------------------------
    Multimanager Aggressive Equity        $429   $1,318    $2,253    $4,810
    Multimanager Core Bond                $424   $1,304    $2,231    $4,769
    Multimanager Health Care              $474   $1,451    $2,469    $5,210
    Multimanager High Yield               $424   $1,305    $2,232    $4,771
    Multimanager International Equity     $458   $1,406    $2,397    $5,078
    Multimanager Large Cap Core Equity    $444   $1,365    $2,330    $4,954
    Multimanager Large Cap Growth         $454   $1,394    $2,376    $5,040
    Multimanager Large Cap Value          $447   $1,372    $2,341    $4,975
    Multimanager Mid Cap Growth           $455   $1,397    $2,381    $5,049
    Multimanager Mid Cap Value            $454   $1,394    $2,376    $5,040
    Multimanager Small Cap Growth         $465   $1,425    $2,428    $5,135
    Multimanager Small Cap Value          $460   $1,409    $2,402    $5,087
    Multimanager Technology               $475   $1,454    $2,474    $5,219
    ------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ------------------------------------------------------------------------
    EQ/Core Bond Index                    $397   $1,224    $2,099    $4,521
    EQ/Intermediate Government
      Bond Index                          $400   $1,232    $2,112    $4,546
    ------------------------------------------------------------------------

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) PLUS(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Plus(SM)Prospectus. Please note the changes described below.

1.  CHANGES TO PORTFOLIOS OF AXA PREMIER VIP TRUST AND EQ ADVISORS TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    ----------------------------------
    AXA Premier VIP Trust
    ----------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    ----------------------------------
    MULTIMANAGER CORE BOND
    ----------------------------------
    MULTIMANAGER HEALTH CARE
    ----------------------------------
    MULTIMANAGER HIGH YIELD
    ----------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    ----------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    ----------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    ----------------------------------
    MULTIMANAGER LARGE CAP VALUE
    ----------------------------------
    MULTIMANAGER MID CAP GROWTH
    ----------------------------------
    MULTIMANAGER MID CAP VALUE
    ----------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    ----------------------------------
    MULTIMANAGER SMALL CAP VALUE
    ----------------------------------
    MULTIMANAGER TECHNOLOGY
    ----------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.


IM-08-46 (1/09)                   PLUS NY '04          Catalog No. 142040 (1/09)
'04 NY Series                                                            x02382

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

                                       Management     12b-1      Other
    Portfolio Name                       Fees          Fees    Expenses
    ----------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------
    EQ/Intermediate Government
      Bond Index                         0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------

                                       Acquired                                     Net Total
                                      Fund Fees    Total Annual     Fee Waivers      Annual
                                         and         Expenses         and/or        Expenses
                                       Expenses      (Before          Expense        (After
                                     (Underlying     Expense        Reimburse-      Expense
    Portfolio Name                    Portfolios)   Limitations)       ments      Limitations)
   -------------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
   -------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
   -------------------------------------------------------------------------------------------------
    EQ Advisors Trust
   -------------------------------------------------------------------------------------------------
    EQ/Intermediate Government
      Bond Index                           --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
   -------------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

                                                                               If you annuitize at the end of the
                                                                              applicable time period and select a
                                                                               non-life contingent period certain
                                      If you surrender your contract at the    annuity option with less than five
                                        end of the applicable time period                     years
    -----------------------------------------------------------------------------------------------------------------
                                          1         3         5        10       1        3         5        10
    Portfolio Name                       year     years     years     years    year    years     years     years
    -----------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           $1,190    $1,898    $2,646    $4,356    N/A    $1,898    $2,646    $4,356
    AXA Conservative Allocation         $1,170    $1,837    $2,546    $4,165    N/A    $1,837    $2,546    $4,165
    AXA Conservative-Plus Allocation    $1,175    $1,853    $2,572    $4,215    N/A    $1,853    $2,572    $4,215
    AXA Moderate Allocation             $1,179    $1,866    $2,594    $4,256    N/A    $1,866    $2,594    $4,256
    AXA Moderate-Plus Allocation        $1,184    $1,879    $2,615    $4,296    N/A    $1,879    $2,615    $4,296
    Multimanager Aggressive Equity      $1,143    $1,757    $2,414    $3,909    N/A    $1,757    $2,414    $3,909
    -----------------------------------------------------------------------------------------------------------------

                                       If you do not surrender your contract
                                        at the end of the applicable time
                                                      period
    -------------------------------------------------------------------------
                                         1       3         5         10
    Portfolio Name                     year    years     years     years
    -------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------
    AXA Aggressive Allocation           $390   $1,198    $2,046    $4,356
    AXA Conservative Allocation         $370   $1,137    $1,946    $4,165
    AXA Conservative-Plus Allocation    $375   $1,153    $1,972    $4,215
    AXA Moderate Allocation             $379   $1,166    $1,994    $4,256
    AXA Moderate-Plus Allocation        $384   $1,179    $2,015    $4,296
    Multimanager Aggressive Equity      $343   $1,057    $1,814    $3,909
    -------------------------------------------------------------------------

                                                                                If you annuitize at the end of the
                                                                               applicable time period and select a
                                                                                non-life contingent period certain
                                        If you surrender your contract at the   annuity option with less than five
                                          end of the applicable time period                   years
    ------------------------------------------------------------------------------------------------------------------
                                            1         3         5        10        1       3         5        10
    Portfolio Name                         year     years     years     years    year    years     years     years
    ------------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ------------------------------------------------------------------------------------------------------------------
    Multimanager Core Bond                $1,138    $1,743    $2,391    $3,866    N/A    $1,743    $2,391    $3,866
    Multimanager Health Care              $1,188    $1,892    $2,636    $4,336    N/A    $1,892    $2,636    $4,336
    Multimanager High Yield               $1,138    $1,744    $2,392    $3,868    N/A    $1,744    $2,392    $3,868
    Multimanager International Equity     $1,173    $1,847    $2,562    $4,195    N/A    $1,847    $2,562    $4,195
    Multimanager Large Cap Core Equity    $1,159    $1,805    $2,493    $4,063    N/A    $1,805    $2,493    $4,063
    Multimanager Large Cap Growth         $1,168    $1,834    $2,541    $4,155    N/A    $1,834    $2,541    $4,155
    Multimanager Large Cap Value          $1,161    $1,812    $2,504    $4,085    N/A    $1,812    $2,504    $4,085
    Multimanager Mid Cap Growth           $1,170    $1,837    $2,546    $4,165    N/A    $1,837    $2,546    $4,165
    Multimanager Mid Cap Value            $1,168    $1,834    $2,541    $4,155    N/A    $1,834    $2,541    $4,155
    Multimanager Small Cap Growth         $1,179    $1,866    $2,594    $4,256    N/A    $1,866    $2,594    $4,256
    Multimanager Small Cap Value          $1,174    $1,850    $2,567    $4,205    N/A    $1,850    $2,567    $4,205
    Multimanager Technology               $1,189    $1,895    $2,641    $4,346    N/A    $1,895    $2,641    $4,346
    ------------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ------------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    $1,111    $1,662    $2,256    $3,600    N/A    $1,662    $2,256    $3,600
    EQ/Intermediate Government
      Bond Index                          $1,114    $1,670    $2,270    $3,627    N/A    $1,670    $2,270    $3,627
    ------------------------------------------------------------------------------------------------------------------

                                            If you do not surrender your
                                                      contract
                                         at the end of the applicable time
                                                       period
    --------------------------------------------------------------------------
                                           1       3         5         10
    Portfolio Name                        year    years     years     years
    --------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    --------------------------------------------------------------------------
    Multimanager Core Bond                $338   $1,043    $1,791    $3,866
    Multimanager Health Care              $388   $1,192    $2,036    $4,336
    Multimanager High Yield               $338   $1,044    $1,792    $3,868
    Multimanager International Equity     $373   $1,147    $1,962    $4,195
    Multimanager Large Cap Core Equity    $359   $1,105    $1,893    $4,063
    Multimanager Large Cap Growth         $368   $1,134    $1,941    $4,155
    Multimanager Large Cap Value          $361   $1,112    $1,904    $4,085
    Multimanager Mid Cap Growth           $370   $1,137    $1,946    $4,165
    Multimanager Mid Cap Value            $368   $1,134    $1,941    $4,155
    Multimanager Small Cap Growth         $379   $1,166    $1,994    $4,256
    Multimanager Small Cap Value          $374   $1,150    $1,967    $4,205
    Multimanager Technology               $389   $1,195    $2,041    $4,346
    --------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    --------------------------------------------------------------------------
    EQ/Core Bond Index                    $311   $  962    $1,656    $3,600
    EQ/Intermediate Government
      Bond Index                          $314   $  970    $1,670    $3,627
    --------------------------------------------------------------------------





Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) SELECT(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Select(SM) Prospectus. Please note the changes described below.

1.  CHANGES  TO  PORTFOLIOS  OF AXA  PREMIER  VIP  TRUST AND EQ  ADVISORS  TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    ------------------------------------
    AXA Premier VIP Trust
    ------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    ------------------------------------
    MULTIMANAGER CORE BOND
    ------------------------------------
    MULTIMANAGER HEALTH CARE
    ------------------------------------
    MULTIMANAGER HIGH YIELD
    ------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    ------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    ------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    ------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    ------------------------------------
    MULTIMANAGER MID CAP GROWTH
    ------------------------------------
    MULTIMANAGER MID CAP VALUE
    ------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    ------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    ------------------------------------
    MULTIMANAGER TECHNOLOGY
    ------------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.


IM-08-45 (1/09)                 SELECT NY '04           Catalog No.142039 (1/09)
'04 NY Series                                                            x02383

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

    ------------------------------------------------------------------------
                                       Management     12b-1      Other
    Portfolio Name                       Fees          Fees     Expenses
    ------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ------------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ------------------------------------------------------------------------
    EQ Advisors Trust
    ------------------------------------------------------------------------
    EQ/Intermediate Government           0.35%         0.25%     0.14%
      Bond Index
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------------------------------
                                       Acquired                                     Net Total
                                      Fund Fees    Total Annual     Fee Waivers      Annual
                                         and         Expenses         and/or        Expenses
                                       Expenses      (Before          Expense        (After
                                     (Underlying     Expense        Reimburse-      Expense
    Portfolio Name                    Portfolios)   Limitations)       ments      Limitations)
    ------------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ------------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ------------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ------------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

    -------------------------------------------------------------------------------------------------------------
                                                                          If you surrender or do not surrender
                                      If you annuitize at the end of the          your contract at the
                                            applicable time period         end of the applicable time period
    -------------------------------------------------------------------------------------------------------------
                                         1       3         5         10       1       3         5         10
    Portfolio Name                     year    years     years     years    year    years     years     years
    -------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           N/A    $1,689    $2,633    $5,193    $436   $1,339    $2,283    $4,843
    AXA Conservative Allocation         N/A    $1,630    $2,538    $5,017    $416   $1,280    $2,188    $4,667
    AXA Conservative-Plus Allocation    N/A    $1,646    $2,563    $5,064    $422   $1,296    $2,213    $4,714
    AXA Moderate Allocation             N/A    $1,658    $2,583    $5,101    $426   $1,308    $2,233    $4,751
    AXA Moderate-Plus Allocation        N/A    $1,671    $2,603    $5,138    $430   $1,321    $2,253    $4,788
    Multimanager Aggressive Equity      N/A    $1,554    $2,413    $4,782    $390   $1,204    $2,063    $4,432
    Multimanager Core Bond              N/A    $1,541    $2,392    $4,742    $386   $1,191    $2,042    $4,392
    Multimanager Health Care            N/A    $1,683    $2,623    $5,175    $434   $1,333    $2,273    $4,825
    Multimanager High Yield             N/A    $1,541    $2,393    $4,744    $386   $1,191    $2,043    $4,394
    -------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------
                                                                            If you surrender or do not surrender
                                        If you annuitize at the end of the          your contract at the
                                              applicable time period         end of the applicable time period
    --------------------------------------------------------------------------------------------------------------
                                          1        3         5         10      1        3         5         10
    Portfolio Name                       year    years     years     years    year    years     years     years
    --------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    --------------------------------------------------------------------------------------------------------------
    Multimanager International Equity     N/A    $1,640    $2,553    $5,045    $420   $1,290    $2,203    $4,695
    Multimanager Large Cap Core Equity    N/A    $1,600    $2,488    $4,923    $406   $1,250    $2,138    $4,573
    Multimanager Large Cap Growth         N/A    $1,627    $2,533    $5,008    $415   $1,277    $2,183    $4,658
    Multimanager Large Cap Value          N/A    $1,606    $2,499    $4,944    $408   $1,256    $2,149    $4,594
    Multimanager Mid Cap Growth           N/A    $1,630    $2,538    $5,017    $416   $1,280    $2,188    $4,667
    Multimanager Mid Cap Value            N/A    $1,627    $2,533    $5,008    $415   $1,277    $2,183    $4,658
    Multimanager Small Cap Growth         N/A    $1,658    $2,583    $5,101    $426   $1,308    $2,233    $4,751
    Multimanager Small Cap Value          N/A    $1,643    $2,558    $5,055    $421   $1,293    $2,208    $4,705
    Multimanager Technology               N/A    $1,686    $2,628    $5,184    $435   $1,336    $2,278    $4,834
    --------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    --------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    N/A    $1,463    $2,264    $4,498    $360   $1,113    $1,914    $4,148
    EQ/Intermediate Government Bond
      Index                               N/A    $1,471    $2,277    $4,522    $362   $1,121    $1,927    $4,172
    --------------------------------------------------------------------------------------------------------------





Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Select(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R) ELITE(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Elite(SM) Prospectus. Please note the changes described below.

1.  CHANGES  TO  PORTFOLIOS  OF AXA  PREMIER  VIP  TRUST AND EQ  ADVISORS  TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -----------------------------------
     AXA Premier VIP Trust
    -----------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -----------------------------------
    MULTIMANAGER CORE BOND
    -----------------------------------
    MULTIMANAGER HEALTH CARE
    -----------------------------------
    MULTIMANAGER HIGH YIELD
    -----------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -----------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -----------------------------------
    MULTIMANAGER MID CAP GROWTH
    -----------------------------------
    MULTIMANAGER MID CAP VALUE
    -----------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -----------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -----------------------------------
    MULTIMANAGER TECHNOLOGY
    -----------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the

IM-08-44 (1/09)                 ELITE NY '04            Catalog No.142038 (1/09)
'04 NY Series                                                            x02384

    Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.


2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

    ----------------------------------------------------------------------
                                      Management      12b-1      Other
    Portfolio Name                       Fees          Fees     Expenses
    ----------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------
    EQ/Intermediate Government Bond Index0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------
                                       Acquired                                     Net Total
                                      Fund Fees    Total Annual    Fee Waivers       Annual
                                         and         Expenses         and/or        Expenses
                                       Expenses      (Before          Expense        (After
                                     (Underlying     Expense        Reimburse-       Expense
    Portfolio Name                    Portfolios)  Limitations)        ments       Limitations)
    ----------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ----------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------
    EQ/Intermediate Government             --          0.74%              --          0.74%
       Bond Index
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ----------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

    ---------------------------------------------------------------------------------------------------------------
                                                                              If you annuitize at the end of the
                                                                             applicable time period and select a
                                                                              non-life contingent period certain
                                      If you surrender your contract at the   annuity option with less than five
                                        end of the applicable time period                   years
    ---------------------------------------------------------------------------------------------------------------
                                          1         3         5        10       1        3         5        10
    Portfolio Name                       year     years     years     years    year    years     years     years
    ---------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           $1,194    $1,810    $2,062    $4,372    N/A    $1,810    $2,062    $4,372
    AXA Conservative Allocation         $1,174    $1,751    $1,966    $4,191    N/A    $1,751    $1,966    $4,191
    AXA Conservative-Plus Allocation    $1,180    $1,766    $1,992    $4,239    N/A    $1,766    $1,992    $4,239
    AXA Moderate Allocation             $1,184    $1,779    $2,012    $4,277    N/A    $1,779    $2,012    $4,277
    ---------------------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------
                                      If you do not surrender your contract
                                        at the end of the applicable time
                                                    period
    -----------------------------------------------------------------------
                                        1        3         5         10
    Portfolio Name                     year    years     years     years
    -----------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------
    AXA Aggressive Allocation           $394   $1,210    $2,062    $4,372
    AXA Conservative Allocation         $374   $1,151    $1,966    $4,191
    AXA Conservative-Plus Allocation    $380   $1,166    $1,992    $4,239
    AXA Moderate Allocation             $384   $1,179    $2,012    $4,277
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------------------
                                                                                If you annuitize at the end of the
                                                                               applicable time period and select a
                                                                                non-life contingent period certain
                                        If you surrender your contract at the   annuity option with less than five
                                          end of the applicable time period                   years
    -----------------------------------------------------------------------------------------------------------------
                                            1         3         5        10        1       3         5        10
    Portfolio Name                         year     years     years     years    year    years     years     years
    -----------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------------------------------------------------
    AXA Moderate-Plus Allocation          $1,188    $1,791    $2,032    $4,315    N/A    $1,791    $2,032    $4,315
    Multimanager Aggressive Equity        $1,148    $1,674    $1,840    $3,950    N/A    $1,674    $1,840    $3,950
    Multimanager Core Bond                $1,144    $1,661    $1,818    $3,909    N/A    $1,661    $1,818    $3,909
    Multimanager Health Care              $1,192    $1,803    $2,052    $4,353    N/A    $1,803    $2,052    $4,353
    Multimanager High Yield               $1,144    $1,661    $1,819    $3,911    N/A    $1,661    $1,819    $3,911
    Multimanager International Equity     $1,177    $1,760    $1,981    $4,220    N/A    $1,760    $1,981    $4,220
    Multimanager Large Cap Core Equity    $1,164    $1,720    $1,915    $4,095    N/A    $1,720    $1,915    $4,095
    Multimanager Large Cap Growth         $1,173    $1,748    $1,961    $4,182    N/A    $1,748    $1,961    $4,182
    Multimanager Large Cap Value          $1,166    $1,727    $1,927    $4,116    N/A    $1,727    $1,927    $4,116
    Multimanager Mid Cap Growth           $1,174    $1,751    $1,966    $4,191    N/A    $1,751    $1,966    $4,191
    Multimanager Mid Cap Value            $1,173    $1,748    $1,961    $4,182    N/A    $1,748    $1,961    $4,182
    Multimanager Small Cap Growth         $1,184    $1,779    $2,012    $4,277    N/A    $1,779    $2,012    $4,277
    Multimanager Small Cap Value          $1,178    $1,763    $1,987    $4,230    N/A    $1,763    $1,987    $4,230
    Multimanager Technology               $1,193    $1,806    $2,057    $4,363    N/A    $1,806    $2,057    $4,363
    -----------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    -----------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    $1,118    $1,582    $1,689    $3,658    N/A    $1,582    $1,689    $3,658
    EQ/Intermediate Government
      Bond Index                          $1,120    $1,590    $1,702    $3,683    N/A    $1,590    $1,702    $3,683
    -----------------------------------------------------------------------------------------------------------------

    ---------------------------------------------------------------------------
                                         If you do not surrender your contract
                                          at the end of the applicable time
                                                         period
    ---------------------------------------------------------------------------
                                             1       3         5         10
    Portfolio Name                         year    years     years     years
    ---------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ---------------------------------------------------------------------------
    AXA Moderate-Plus Allocation          $388   $1,191    $2,032    $4,315
    Multimanager Aggressive Equity        $348   $1,074    $1,840    $3,950
    Multimanager Core Bond                $344   $1,061    $1,818    $3,909
    Multimanager Health Care              $392   $1,203    $2,052    $4,353
    Multimanager High Yield               $344   $1,061    $1,819    $3,911
    Multimanager International Equity     $377   $1,160    $1,981    $4,220
    Multimanager Large Cap Core Equity    $364   $1,120    $1,915    $4,095
    Multimanager Large Cap Growth         $373   $1,148    $1,961    $4,182
    Multimanager Large Cap Value          $366   $1,127    $1,927    $4,116
    Multimanager Mid Cap Growth           $374   $1,151    $1,966    $4,191
    Multimanager Mid Cap Value            $373   $1,148    $1,961    $4,182
    Multimanager Small Cap Growth         $384   $1,179    $2,012    $4,277
    Multimanager Small Cap Value          $378   $1,163    $1,987    $4,230
    Multimanager Technology               $393   $1,206    $2,057    $4,363
    ---------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ---------------------------------------------------------------------------
    EQ/Core Bond Index                    $318   $  982    $1,689    $3,658
    EQ/Intermediate Government
      Bond Index                          $320   $  990    $1,702    $3,683
    ---------------------------------------------------------------------------





Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Elite(SM) is a service mark of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA
      Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR ACCUMULATOR(R)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding certain changes to the Accumulator(R) Prospectus. Please note the changes described below.

1.  CHANGES  TO  PORTFOLIOS  OF AXA  PREMIER  VIP  TRUST AND EQ  ADVISORS  TRUST
    ("TRUSTS")

    A. PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

    B. PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    -----------------------------------
    AXA Premier VIP Trust
    -----------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    -----------------------------------
    MULTIMANAGER CORE BOND
    -----------------------------------
    MULTIMANAGER HEALTH CARE
    -----------------------------------
    MULTIMANAGER HIGH YIELD
    -----------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    -----------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    -----------------------------------
    MULTIMANAGER LARGE CAP VALUE
    -----------------------------------
    MULTIMANAGER MID CAP GROWTH
    -----------------------------------
    MULTIMANAGER MID CAP VALUE
    -----------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    -----------------------------------
    MULTIMANAGER SMALL CAP VALUE
    -----------------------------------
    MULTIMANAGER TECHNOLOGY
    -----------------------------------

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.

IM-08-43 (1/09)                   CORE NY '04           Catalog No.142037 (1/09)
'04 NY Series                                                            x02385

2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

    ----------------------------------------------------------------------
                                       Management     12b-1     Other
    Portfolio Name                       Fees          Fees    Expenses
    ----------------------------------------------------------------------
    AXA Premier VIP Trust:
    ----------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    ----------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------
    EQ/Intermediate Government Bond
      Index                              0.35%         0.25%     0.14%
    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    ----------------------------------------------------------------------

    -------------------------------------------------------------------------------------------------
                                      Acquired                                     Net Total
                                      Fund Fees   Total Annual     Fee Waivers      Annual
                                        and         Expenses          and/or        Expenses
                                      Expenses       (Before          Expense        (After
                                    (Underlying      Expense        Reimburse-      Expense
    Portfolio Name                   Portfolios)   Limitations)        ments      Limitations)
    -------------------------------------------------------------------------------------------------
    AXA Premier VIP Trust:
    -------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    -------------------------------------------------------------------------------------------------
    EQ Advisors Trust
    -------------------------------------------------------------------------------------------------
    EQ/Intermediate Government Bond Index  --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    -------------------------------------------------------------------------------------------------

3.  REVISED "EXAMPLE"

    The following information is added under "Example" in the Prospectus, replacing the information shown for the Existing Portfolios (as listed above in the chart under section 1.A.) and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.)

    --------------------------------------------------------------------------------------------------------------
                                                                              If you annuitize at the end of the
                                                                             applicable time period and select a
                                                                              non-life contingent period certain
                                      If you surrender your contract at the   annuity option with less than five
                                        end of the applicable time period                   years
    --------------------------------------------------------------------------------------------------------------
                                          1         3         5        10       1        3         5        10
    Portfolio Name                       year     years     years     years    year    years     years     years
    --------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    --------------------------------------------------------------------------------------------------------------
    AXA Aggressive Allocation           $1,053    $1,686    $2,361    $3,990    N/A    $1,686    $2,361    $3,990
    AXA Conservative Allocation         $1,033    $1,627    $2,263    $3,802    N/A    $1,627    $2,263    $3,802
    AXA Conservative-Plus Allocation    $1,038    $1,643    $2,289    $3,852    N/A    $1,643    $2,289    $3,852
    AXA Moderate Allocation             $1,042    $1,655    $2,309    $3,892    N/A    $1,655    $2,309    $3,892
    AXA Moderate-Plus Allocation        $1,046    $1,668    $2,330    $3,931    N/A    $1,668    $2,330    $3,931
    Multimanager Aggressive Equity      $1,007    $1,549    $2,134    $3,551    N/A    $1,549    $2,134    $3,551
    Multimanager Core Bond              $1,002    $1,536    $2,112    $3,507    N/A    $1,536    $2,112    $3,507
    Multimanager Health Care            $1,050    $1,680    $2,350    $3,971    N/A    $1,680    $2,350    $3,971
    --------------------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------
                                      If you do not surrender your contract
                                        at the end of the applicable time
                                                       period
    -----------------------------------------------------------------------
                                         1       3         5         10
    Portfolio Name                      year    years     years     years
    -----------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    -----------------------------------------------------------------------
    AXA Aggressive Allocation           $353   $1,086    $1,861    $3,990
    AXA Conservative Allocation         $333   $1,027    $1,763    $3,802
    AXA Conservative-Plus Allocation    $338   $1,043    $1,789    $3,852
    AXA Moderate Allocation             $342   $1,055    $1,809    $3,892
    AXA Moderate-Plus Allocation        $346   $1,068    $1,830    $3,931
    Multimanager Aggressive Equity      $307   $  949    $1,634    $3,551
    Multimanager Core Bond              $302   $  936    $1,612    $3,507
    Multimanager Health Care            $350   $1,080    $1,850    $3,971
    -----------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------
                                                                                If you annuitize at the end of the
                                                                               applicable time period and select a
                                                                                non-life contingent period certain
                                        If you surrender your contract at the   annuity option with less than five
                                          end of the applicable time period                   years
    ----------------------------------------------------------------------------------------------------------------
                                            1         3         5        10       1        3         5        10
    Portfolio Name                         year     years     years     years    year    years     years     years
    ----------------------------------------------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------------------------------------------
    Multimanager High Yield               $1,002    $1,537    $2,113    $3,509    N/A    $1,537    $2,113    $3,509
    Multimanager International Equity     $1,036    $1,636    $2,278    $3,832    N/A    $1,636    $2,278    $3,832
    Multimanager Large Cap Core Equity    $1,022    $1,596    $2,211    $3,701    N/A    $1,596    $2,211    $3,701
    Multimanager Large Cap Growth         $1,032    $1,624    $2,258    $3,792    N/A    $1,624    $2,258    $3,792
    Multimanager Large Cap Value          $1,024    $1,603    $2,223    $3,724    N/A    $1,603    $2,223    $3,724
    Multimanager Mid Cap Growth           $1,033    $1,627    $2,263    $3,802    N/A    $1,627    $2,263    $3,802
    Multimanager Mid Cap Value            $1,032    $1,624    $2,258    $3,792    N/A    $1,624    $2,258    $3,792
    Multimanager Small Cap Growth         $1,042    $1,655    $2,309    $3,892    N/A    $1,655    $2,309    $3,892
    Multimanager Small Cap Value          $1,037    $1,640    $2,284    $3,842    N/A    $1,640    $2,284    $3,842
    Multimanager Technology               $1,051    $1,683    $2,356    $3,981    N/A    $1,683    $2,356    $3,981
    ----------------------------------------------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ----------------------------------------------------------------------------------------------------------------
    EQ/Core Bond Index                    $  976    $1,457    $1,981    $3,246    N/A    $1,457    $1,981    $3,246
    EQ/Intermediate Government
      Bond Index                          $  979    $1,465    $1,994    $3,273    N/A    $1,465    $1,994    $3,273
    ----------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                                        If you do not surrender your contract
                                          at the end of the applicable time
                                                          period
    ----------------------------------------------------------------------------
                                           1       3         5         10
    Portfolio Name                        year    years     years     years
    ----------------------------------------------------------------------------
    AXA PREMIER VIP TRUST:
    ----------------------------------------------------------------------------
    Multimanager High Yield               $302   $  937    $1,613    $3,509
    Multimanager International Equity     $336   $1,036    $1,778    $3,832
    Multimanager Large Cap Core Equity    $322   $  996    $1,711    $3,701
    Multimanager Large Cap Growth         $332   $1,024    $1,758    $3,792
    Multimanager Large Cap Value          $324   $1,003    $1,723    $3,724
    Multimanager Mid Cap Growth           $333   $1,027    $1,763    $3,802
    Multimanager Mid Cap Value            $332   $1,024    $1,758    $3,792
    Multimanager Small Cap Growth         $342   $1,055    $1,809    $3,892
    Multimanager Small Cap Value          $337   $1,040    $1,784    $3,842
    Multimanager Technology               $351   $1,083    $1,856    $3,981
    ----------------------------------------------------------------------------
    EQ ADVISORS TRUST:
    ----------------------------------------------------------------------------
    EQ/Core Bond Index                    $276   $  857    $1,481    $3,246
    EQ/Intermediate Government
      Bond Index                          $279   $  865    $1,494    $3,273
    ----------------------------------------------------------------------------





Accumulator(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290
                            Avenue of the Americas,
                              New York, NY 10104.

   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JANUARY 15, 2009 TO THE CURRENT PROSPECTUS FOR

o Income Manager Accumulator(R)    o  Accumulator(R)                 o  Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o  Accumulator(R) Select(SM)      o  Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o  Accumulator(R) Select(SM) II
o Accumulator(R) Plus(SM)          o  Accumulator(R) Express(SM)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus, supplements to prospectus and statement of additional information, (together the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center referenced in the Prospectus.

The purpose of this Supplement is to provide you with information regarding name, sub-adviser and fee changes to certain Portfolios. Please note the changes described below.

1.  CHANGES  TO  PORTFOLIOS  OF AXA  PREMIER  VIP  TRUST AND EQ  ADVISORS  TRUST
    ("TRUSTS")

A.  PORTFOLIO NAME CHANGES

    Effective on or about January 15, 2009, the following Portfolio name changes as listed below will occur. Accordingly, all references to their respective corresponding investment options in the Prospectus are also changed.

    ----------------------------------------------------------------------------
    Existing Portfolio Name                New Portfolio Name
    ----------------------------------------------------------------------------
    EQ/AllianceBernstein Intermediate      EQ/Intermediate Government Bond Index
      Government Securities
    ----------------------------------------------------------------------------
    EQ/JPMorgan Core Bond                  EQ/Core Bond Index
    ----------------------------------------------------------------------------

B.  PORTFOLIO SUB-ADVISER CHANGES

    Effective on or about January 15, 2009, SSgA Funds Management, Inc. will replace AllianceBernstein, L.P. as the Sub-Adviser to the EQ/Intermediate Government Bond Index Portfolio and JPMorgan Investment Management, Inc. as the Sub-Adviser to the EQ/Core Bond Index Portfolio. Also, SSgA Funds Management, Inc. will be added as a Sub-Adviser to the Portfolios of the AXA Premier VIP Trust listed in the table below. AXA Equitable Life Insurance Company will continue to be the Investment Manager of the Portfolios. See "Portfolios of the Trusts" in your Prospectus for more information.

    ----------------------------------------------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------------------------------------------
    MULTIMANAGER AGGRESSIVE EQUITY
    ----------------------------------------------------------------------------
    MULTIMANAGER CORE BOND
    ----------------------------------------------------------------------------
    MULTIMANAGER HEALTH CARE
    ----------------------------------------------------------------------------
    MULTIMANAGER HIGH YIELD
    ----------------------------------------------------------------------------
    MULTIMANAGER INTERNATIONAL EQUITY
    ----------------------------------------------------------------------------
    MULTIMANAGER LARGE CAP CORE EQUITY
    ----------------------------------------------------------------------------
    MULTIMANAGER LARGE CAP GROWTH
    ----------------------------------------------------------------------------
    MULTIMANAGER LARGE CAP VALUE
    ----------------------------------------------------------------------------
    MULTIMANAGER MID CAP GROWTH
    ----------------------------------------------------------------------------
    MULTIMANAGER MID CAP VALUE
    ----------------------------------------------------------------------------
    MULTIMANAGER SMALL CAP GROWTH
    ----------------------------------------------------------------------------
    MULTIMANAGER SMALL CAP VALUE
    ----------------------------------------------------------------------------
    MULTIMANAGER TECHNOLOGY
    ----------------------------------------------------------------------------

ACCUMULATOR -- IN FORCE                                                   x02444

C.  AMENDMENTS TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS

    The Board of Trustees of the AXA Premier VIP Trust (the "Trust") recently approved revisions to the Expense Limitation Agreement (the "Agreement") between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). The Agreement has been amended to reflect that AXA Equitable has agreed to modify the expense limitation arrangement to include the fees and expenses of the other investment companies in which the AXA Allocation Portfolios invest ("Acquired Fund Fees and Expenses") when calculating its obligations under the Agreement to make payments and to waive its management, administrative and other fees so that the AXA Allocation Portfolios' expenses do not exceed the Portfolios' expense limits. As a result of these changes, the current "Net Total Annual Expenses" and "Acquired Fund Fees and Expenses" will be reduced effective on or about January 1, 2009.

    The Fee Table below reflects the new expenses for the AXA Allocation portfolios that are available under your contract.


2.  FEE TABLE

    The following information is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets" in the Prospectus, replacing the information shown for the Existing Portfolios listed above in the chart in section 1 and other Portfolios that had a reduction in their expenses. (Portfolios whose names are changing are listed below under their new names.) In addition, the Prospectus indicates that a portion of the brokerage commissions of each of Multimanager Aggressive Equity, Multimanager Health Care, Multimanager Large Cap Core Equity, Multimanager Large Cap Growth, Multimanager Large Cap Value, Multimanager Mid Cap Growth, Multimanager Mid Cap Value, Multimanager Small Cap Growth, Multimanager Small Cap Value and Multimanager Technology are used to reduce each of these portfolios' expenses. This statement, as it pertains to these Portfolios, is deleted from the Prospectus.

    -----------------------------------------------------------------------
                                       Management     12b-1     Other
    Portfolio Name                       Fees          Fees    Expenses
    -----------------------------------------------------------------------
    AXA Premier VIP Trust
    -----------------------------------------------------------------------
    AXA Aggressive Allocation            0.10%         0.25%     0.17%
    AXA Conservative Allocation          0.10%         0.25%     0.21%
    AXA Conservative-Plus Allocation     0.10%         0.25%     0.19%
    AXA Moderate Allocation              0.10%         0.25%     0.17%
    AXA Moderate-Plus Allocation         0.10%         0.25%     0.17%
    Multimanager Aggressive Equity       0.59%         0.25%     0.16%
    Multimanager Core Bond               0.53%         0.25%     0.18%
    Multimanager Health Care             0.95%         0.25%     0.22%
    Multimanager High Yield              0.53%         0.25%     0.18%
    Multimanager International Equity    0.82%         0.25%     0.21%
    Multimanager Large Cap Core Equity   0.69%         0.25%     0.21%
    Multimanager Large Cap Growth        0.75%         0.25%     0.24%
    Multimanager Large Cap Value         0.72%         0.25%     0.20%
    Multimanager Mid Cap Growth          0.80%         0.25%     0.20%
    Multimanager Mid Cap Value           0.80%         0.25%     0.19%
    Multimanager Small Cap Growth        0.85%         0.25%     0.24%
    Multimanager Small Cap Value         0.85%         0.25%     0.19%
    Multimanager Technology              0.95%         0.25%     0.22%
    -----------------------------------------------------------------------
    EQ Advisors Trust
    -----------------------------------------------------------------------
    EQ/Intermediate Government
      Bond Index                         0.35%         0.25%     0.14%

    EQ/Core Bond Index                   0.35%         0.25%     0.11%
    -----------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------
                                       Acquired                                    Net Total
                                       Fund Fees  Total Annual     Fee Waivers       Annual
                                          and       Expenses         and/or         Expenses
                                       Expenses     (Before          Expense        (After
                                     (Underlying    Expense        Reimburse-       Expense
    Portfolio Name                    Portfolios)  Limitations)       ments       Limitations)
    ----------------------------------------------------------------------------------------------
    AXA Premier VIP Trust
    ----------------------------------------------------------------------------------------------
    AXA Aggressive Allocation            0.92%         1.44%           (0.19)%        1.25%
    AXA Conservative Allocation          0.69%         1.25%           (0.25)%        1.00%
    AXA Conservative-Plus Allocation     0.76%         1.30%           (0.20)%        1.10%
    AXA Moderate Allocation              0.82%         1.34%           (0.19)%        1.15%
    AXA Moderate-Plus Allocation         0.86%         1.38%           (0.18)%        1.20%
    Multimanager Aggressive Equity         --          1.00%              --          1.00%
    Multimanager Core Bond                 --          0.96%            0.00%         0.96%
    Multimanager Health Care               --          1.42%            0.00%         1.42%
    Multimanager High Yield                --          0.96%              --          0.96%
    Multimanager International Equity      --          1.28%            0.00%         1.28%
    Multimanager Large Cap Core Equity     --          1.15%            0.00%         1.15%
    Multimanager Large Cap Growth          --          1.24%            0.00%         1.24%
    Multimanager Large Cap Value           --          1.17%            0.00%         1.17%
    Multimanager Mid Cap Growth            --          1.25%            0.00%         1.25%
    Multimanager Mid Cap Value             --          1.24%            0.00%         1.24%
    Multimanager Small Cap Growth          --          1.34%            0.00%         1.34%
    Multimanager Small Cap Value           --          1.29%            0.00%         1.29%
    Multimanager Technology              0.01%         1.43%            0.00%         1.43%
    ----------------------------------------------------------------------------------------------
    EQ Advisors Trust
    ----------------------------------------------------------------------------------------------
    EQ/Intermediate Government
      Bond Index                           --          0.74%              --          0.74%
    EQ/Core Bond Index                     --          0.71%              --          0.71%
    ----------------------------------------------------------------------------------------------




   Copyright 2009 AXA Equitable Life Insurance Company. All rights reserved.

Accumulator(R) and Income Manager(R) are issued by and are registered service marks of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Elite(SM) and Accumulator(R) Express(SM) are service marks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the
                                   Americas,
                              New York, NY 10104.


                      AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                  212-554-1234

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